                                3,500,000 UNITS

                         KANEB PIPE LINE PARTNERS, L.P.

               REPRESENTING PREFERENCE LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

                                                                __________, 1995

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
388 Greenwich Street, 34th Floor
New York, New York 10013

Dear Sirs:

        Kaneb Pipe Line Company, a Delaware corporation ("KPL" or the "General Partner"), a wholly-owned subsidiary of Kaneb Services, Inc., a Delaware corporation ("KSI"), proposes to issue and sell an aggregate of 3,500,000 units (the "Firm Units") representing preference limited partner interests (the "Preference Units") in Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership") of which KPL is the general partner, to the several Underwriters named in Schedule I hereto (the "Underwriters"). KPL also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 325,000 Preference Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units".

        Each of KSI, the General Partner and the Partnership wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Units by the Underwriters. The Partnership, the General Partner, Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), Support Terminals Operating Partnership, L.P., a Delaware limited partnership ("STOP"), Support Terminal Services, Inc., a Delaware corporation ("STS") and StanTrans, Inc., a Delaware corporation ("STI") (the Operating Partnership, STOP, STS and STI are collectively referred to herein as the "Operating Entities", and individually referred to herein as an "Operating Entity"), are sometimes collectively referred to herein as the "Companies".

        1. Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

        2. Agreements to Sell and Purchase. KPL hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of KSI, the Partnership and the General Partner herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from KPL, at a purchase price of $___ per Unit (the "Purchase Price Per Unit"), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 12 hereof).




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
        KPL also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Partnership, the General Partner and KSI herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from KPL, at the Purchase Price Per Unit, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 325,000 Additional Units. Additional Units may be purchased only for the purpose of covering over allotments made in connection with the offering of the Firm Units. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from KPL the number of Additional Units (subject to such adjustments as you may determine in order to avoid fractional units) which bears the same proportion to the number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Firm Units increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Units.

        3. Terms of Public Offering. KPL has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

        4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Units shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on ________, 1995 (the "Closing Date"). The place of closing for the Firm Units and the Closing Date may be varied by agreement between you and KPL.

        Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to KPL of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. The place of closing for any Additional Units and the Option Closing Date for such Units may be varied by agreement between you and KPL.

        Certificates for the Firm Units and for any Additional Units to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be; provided, however, that if registration of any certificate shall be requested in a name other than that of an Underwriter, there shall be delivered to American Stock Transfer & Trust Co., a Transfer Application with respect to the person in whose name registration of such certificate is so requested. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Units and any Additional Units to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer payable in New York Clearing House (next day) funds to a KPL account previously designated by KPL.

        5. Agreements of the Partnership and the General Partner. Each of the Partnership and the General Partner agrees with the several Underwriters as follows:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Partnership will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

        (b) The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph
(f) below, of any change in any of the Companies' financial condition, business, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act, the Exchange Act or any other state securities or Blue Sky laws. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

        (c) The Partnership will furnish to you, without charge (i) three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto,




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
including financial statements and all exhibits to the registration statement,
(ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) three copies of the exhibits to the Incorporated Documents.

        (d) The Partnership will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection
(f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

        (e) Prior to the execution and delivery of this Agreement, the Partnership has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Partnership consents to the use, so long as such use by the several Underwriters and by dealers is in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Partnership.

        (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

        (g) The Partnership will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

        (h) The Partnership will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

        (i) During the period of five years hereafter, the Partnership will furnish to you (i) as soon as available, a copy of each report of the Partnership mailed to Unitholders or filed with the Commission, and (ii) from time to time such other information concerning the Partnership as you may request.

        (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership or the General Partner to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership and the General Partner, jointly and severally, agree to reimburse the Representatives for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

        (k) If Rule 430A of the Act is employed, the Partnership will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

        (l) Except as provided in this Agreement, neither the Partnership nor KPL will sell, contract to sell or otherwise dispose of any senior preference limited partner interests in the Partnership ("Senior Preference Units"), any Preference Units, any preference B limited partner interests in the Partnership ("Preference B Units"), any common limited partner interests in the Partnership ("Common Units") or any securities substantially similar to, convertible into or exercisable or exchangeable for Senior Preference Units, Preference Units, Preference B Units or Common Units, or grant any options or warrants to purchase any securities substantially similar to, convertible into or exercisable or exchangeable for Senior Preference Units, Preference Units, Preference B Units or Common Units, for a period of 90 days after the date of the Prospectus (the "Lock Up Period"), without the prior written consent of Smith Barney Inc. Notwithstanding the foregoing, KPL may issue Senior Preference Units, Preference B Units, Preference Units or Common Units to sellers of terminalling facilities or pipelines in connection with acquisitions from such sellers of such terminalling facilities or pipelines by the Partnership; provided that KPL has received assurance from such sellers that they will not sell or otherwise dispose of such units in contravention of this paragraph (l) during the Lock Up Period.

        (m) The Partnership has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of the current officers and directors of the General Partner and by KSI.

        (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Partnership and the General Partner have not taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Senior Preference Units or Preference Units to facilitate the sale or resale of the Units.

        (o) The Partnership and the General Partner will use their best efforts to have the Preference Units listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

        6. Agreements of KPL. KPL agrees with the several Underwriters as follows:

        (a) KPL will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

        (b) KPL will pay all Federal and other taxes, if any on the transfer or sale of the Units being sold by KPL to the Underwriters.

        (c) KPL will do or perform all things required to be done or performed by KPL prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Units pursuant to this Agreement.

        7. Representations and Warranties of the Partnership, the General Partner and KSI. Each of the Partnership, the General Partner and KSI represents and warrants to each Underwriter that:

        (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

        (b) The Partnership and the offering of the Units contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such documents within the coverage of Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

        (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (d) The capitalization of the Partnership is as set forth in the Registration Statement and the Prospectus under "Capitalization". All the outstanding Preference Units (including the Units) and other limited partner interests of the Partnership have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be affected by matters described in the Prospectus under the caption "Description of the Partnership Agreements - Limited Liability") and are free of any preemptive or similar rights; the Units have been duly authorized (including due authorization under the Partnership Agreement (as defined below)) and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and




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
non-assessable (except as such non-assessability may be affected by matters described in the Prospectus under the caption "Description of the Partnership Agreements - Limited Liability") and free of any preemptive or similar rights; and the Units, the other limited partnership interests in the Partnership and the Partnership Agreement of the Partnership conform to the descriptions thereof in the registration statement and the prospectus.

        (e) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and conduct its business in each case as described in the Prospectus, and has been qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Texas, and there are no other jurisdictions in which the failure so to qualify or register would subject it to any liability of disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability.

        (f) Each of the Operating Partnership and STOP has been duly formed and is validly existing as a limited partnership under the Delaware Act, with partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus, the Operating Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the States of Colorado, Iowa, Kansas, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington and Wyoming and STOP has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the States of Alabama, Arizona, California, Florida, Georgia, Illinois, Indiana, Maryland, Minnesota, New Mexico, Oklahoma, Texas, Virginia and Wisconsin, which are the only jurisdictions in which each owns or leases properties, or conducts any business, so as to require such qualification or registration and there are no jurisdictions in which the failure so to qualify or register would subject either to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability.

        (g) The General Partner is the sole general partner of the Partnership with a general partner interest in the Partnership of 1/99th; such general partner interest is duly authorized by the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), and was validly issued to the General Partner and is fully paid; the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

        (h) The General Partner is the sole general partner of the Operating Partnership with a general partner interest in the Operating Partnership of 1%; such general partner interest is duly authorized by the Amended and Restated Agreement of Limited Partnership of the

Operating Partnership (the "Operating Partnership Agreement"), by and between the General Partner and the Partnership, and was validly issued to the General Partner and is fully paid; and the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

        (i) STS is the sole general partner of STOP with a general partner interest in STOP of 1%; such general partner interest is duly authorized by the Agreement of Limited Partnership of STOP (the "STOP Partnership Agreement"), by and between STS and the Operating Partnership, and was validly issued to STS and is fully paid (the Operating Partnership Agreement, the STOP Partnership Agreement and the Partnership Agreement being collectively referred to hereinafter as the "Partnership Agreements"); and STS owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

        (j) The Partnership is the sole limited partner of the Operating Partnership, with a limited partner interest in the Operating Partnership of 99%; such limited partner interest is authorized by the Operating Partnership Agreement, has been validly issued and is fully paid and non-assessable (except as such non-assessability may be affected by matters described in the Prospectus under the caption "Description of the Partnership Agreements - Limited Liability"); and the Partnership owns such limited partner interest in the Operating Partnership free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

        (k) The Operating Partnership is the sole limited partner of STOP, with a limited partner interest in STOP of 99%; such limited partner interest is authorized by the STOP Partnership Agreement, has been validly issued and is fully paid and non-assessable (except as such non-assessability may be affected by matters described in the Prospectus under the caption "Description of the Partnership Agreements - Limited Liability"); and the Operating Partnership owns such limited partner interest in STOP free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

        (l) Each of the General Partner, STS and STI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, to conduct its business and (in the case of the General Partner) to act as general partner of the Partnership and the Operating Partnership and (in the case of STS) to act as general partner of STOP, in each case as described in the Registration Statement and the Prospectus, and has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing under the laws of the States of Colorado, Iowa, Kansas, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington and Wyoming (in the case of the General Partner), the States of Alabama, Arizona, California, Florida, Georgia, Illinois, Indiana, Maryland, Minnesota, New Mexico, Oklahoma, Texas, Virginia and Wisconsin (in the case of STS) and the State of Texas (in the case of STI), which are the only jurisdictions in which each owns or leases properties, or conducts any business, so as to require such qualification or registration, and there are no other jurisdictions in which the failure so to qualify or register would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability.

        (m) All of the issued and outstanding shares of capital stock of each of the General Partner, STS and STI have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive or similar rights; all of the issued and outstanding shares of capital stock of the General Partner are owned by KSI, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance; all of the issued and outstanding shares of capital stock of STS and STI are owned by the Operating Partnership, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, except as described in the Prepricing Prospectus and the Prospectus.

        (n) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and KSI and is a valid and legally binding agreement of the General Partner and KSI, enforceable against the General Partner and KSI in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; the STOP Partnership Agreement has been duly authorized, executed and delivered by STS and the Operating Partnership and is a valid and legally binding agreement of STS and the Operating Partnership, enforceable against STS and the Operating Partnership in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        (o) All the Partnership's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Partnership's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. The Partnership has no Subsidiaries other than the Operating Entities.

        (p) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, the General Partner or KSI, threatened against any of the Companies, or to which any of the Companies, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

        (q) None of the Companies (i) is in violation of its partnership agreement, certificate or articles of incorporation or bylaws, or other organizational documents, as the case may be, or (ii) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of the Companies or of any decree of any court or governmental agency or body having jurisdiction over any of the Companies, which violation would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability, or in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which any of the Companies is a party or by which any of them or any of their respective properties may be bound which default would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability.

        (r) Neither the sale of the Units, the execution, delivery or performance of this Agreement by the Partnership, the General Partner or KSI nor the consummation by the Partnership, the General Partner or KSI of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Units under the Act and the Exchange Act, which have been or will be effected in accordance with this Agreement and except as may be required for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the partnership agreement, the certificate or articles of incorporation or bylaws, or other organizational documents, as the case may be, of any of the Companies or KSI or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other material instrument to which any of the Companies or KSI is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to any of the Companies or KSI or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Companies or KSI pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        (s) The accountants, Price Waterhouse, who have certified or shall certify the financial statements audited by it included or incorporated by reference in the Registration

Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

        (t) The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership and the Operating Entities on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership and the Operating Entities. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein on the basis stated in the Registration Statement for the respective periods to which they apply, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

        (u) The execution and delivery of, and the performance by each of the Partnership, the General Partner and KSI of its obligations under this Agreement have been duly and validly authorized by each of the Partnership, the General Partner and KSI, as the case may be, and this Agreement has been duly executed and delivered by each of the Partnership, the General Partner and KSI and constitutes the valid and legally binding agreement of each of the Partnership, the General Partner and KSI, enforceable against each of the Partnership, the General Partner and KSI in accordance with its terms, except
(i) as rights to indemnification and contribution hereunder may be limited by federal or state securities laws and (ii) as to enforcement generally may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles.

        (v) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Companies has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the limited partners of the Partnership, the General Partner or the Partnership and the Operating Entities taken as a whole, and there has not been any change in the capital stock or partner's capital, or material increase in the short-term debt or long-term debt, of any of the

Companies, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities taken as a whole or which is material to the limited partners of the Partnership.

        (w) Each of the Companies has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described or referred to in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or except as do not materially interfere with the ownership or benefits of ownership of such property, taken as a whole, provided that with respect to the Transmission Assets (defined as all pipelines, easements, rights of way, leases and appurtenant facilities for the transmission and distribution of refined petroleum products), the Operating Partnership has sufficient title to enable it to use the Transmission Assets in its business and that any lack of title has not had, and to their best knowledge, will not have any material adverse effect on the Operating Partnership's ability to use the Transmission Assets and all the property described in the Prospectus as being held under lease by each of the Companies is held by it under valid, subsisting and enforceable leases.

        (x) None of the Companies or KSI has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

        (y) Each of the Companies has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, the lack of which would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability; each of the Companies has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, the revocation or termination of which would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to any of the Companies.

        (z) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        [(aa)   No more than ten percent of the net proceeds from the sale of the Units are intended to be or will be paid to members of the National Association of Securities Dealers or associated or affiliated persons of such members, or members of the immediate family of such members.]

        (bb) Each of the Companies has filed all tax returns required to be filed, the failure of which to file would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability, which returns are complete and correct, and none of the Companies or KSI is in default in the payment of any taxes which were due and payable pursuant to said returns or any assessments with respect thereto, which default would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability.

        (cc) No holder of any interest in or security of the Partnership or any other person has any right to require registration of Senior Preference Units, Preference Units, Preference B Units, Common Units or any other partnership interest in or other security of the Partnership because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

        (dd) Each of the Companies owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and none of the Partnership, the General Partner or KSI is aware of any claim to the contrary or any challenge by any other person to the rights of any of the Companies with respect to the foregoing.

        (ee) Neither the Partnership nor any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Partnership does or conducts business in or with the government of Cuba or with any person or affiliate located in Cuba. If prior to the completion of the distribution of the Units, the Partnership commences engaging in business in or with the government of Cuba or with any person or affiliate located in Cuba, the Partnership will comply with all the provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

        (ff) None of the Companies is, or as of the Closing Date will be, an "Investment Company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or subject to regulation under the Investment Company Act.

        (gg) None of the Companies is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company Act of 1935, as amended; none of the Companies is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

        (hh) The General Partner has (excluding its interests in the Partnership and the Operating Partnership) a net worth of at least $5 million.

        (ii) STS has (excluding its interests in STOP) a net worth of at least $5 million.

        8. Representations and Warranties of KSI and KPL. Each of KSI and KPL represents and warrants to each Underwriter that:

        (a) KPL now has, and on the Closing Date and any Option Closing Date will have, valid and marketable title to the Units to be sold by KPL, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

        (b) KPL now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign transfer and deliver such Units in the manner provided in this Agreement, and upon delivery of and payment for such Units hereunder, the several Underwriters will acquire valid and marketable title to such Units free and clear of any lien, claim, security interest, or other encumbrance.

        (c) Neither KPL nor KSI has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Senior Preference Units or the Preference Units to facilitate the sale or resale of the Units, except for the lock-up arrangements described in the Prospectus.

        9. Indemnification and Contribution. (a) Each of the Partnership, the General Partner and KSI, jointly and severally, agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Partnership by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Partnership, the General Partner or KSI may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnification may be sought against the Partnership, the General Partner or KSI, such Underwriter or such controlling person shall promptly notify the Partnership and the Partnership, the General Partner and KSI shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the Partnership, the General Partner and KSI have agreed in writing to pay such fees and expenses, (ii) the Partnership, the General Partner and KSI have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Partnership, the General Partner or KSI and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Partnership, the General Partner or KSI by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Partnership, the General Partner and KSI shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Partnership, the General Partner and KSI shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Partnership, the General Partner and KSI shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, each of the Partnership, the General Partner and KSI, jointly and severally, agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership, the General Partner and KSI, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement, and any person who controls the Partnership, the General Partner or KSI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership, the General Partner and KSI to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Partnership, the General Partner or KSI, any of the directors of the General Partner, any such officer of the General Partner, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnification may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership, the General Partner and KSI by paragraph (b) above (except that if the Partnership, the General Partner or KSI shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Partnership, the General Partner and KSI, the directors of the General Partner, any such officer of the General Partner, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

        (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, the General Partner and KSI on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, the General Partner and KSI on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, the General Partner and KSI on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by KPL bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Partnership, the General Partner and KSI on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, the General Partner and KSI on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any Underwriter, the extent to which any such loss, claim, damage or liability arises from the sale of Units by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

        (e) The Partnership, the General Partner, KSI and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Units set forth opposite their names in
Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 12 hereof) and not joint.

        (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Partnership, the General Partner and KSI set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership, the General Partner or KSI, the directors of the General Partner or officers of the General Partner, or any person controlling the Partnership, the General Partner or KSI, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership, the General Partner or KSI, directors or officers of the General Partner, or any person controlling the Partnership, the General Partner or KSI, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 9. The term "successor" as used in this Agreement shall not include a purchaser from any Underwriter of any Units in his status as such purchaser.

        10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post effective amendment thereto to be declared effective before the offering of the Units may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership, the General Partner, KSI or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

        (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties, net worth, or results of operations of the Companies not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Units, or
(ii) any event or development relating to or involving any of the Companies or any officer or director of the General Partner which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, adversely affect the market for the Units.

        (c) You shall have received on the Closing Date, an opinion of Fulbright & Jaworski L.L.P., special counsel for the Partnership, the General Partner and KSI, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, substantially in the form of Exhibit A attached hereto.

        In addition, such special counsel shall have furnished to you their written opinion, dated such Closing Date, in form and substance satisfactory to you in your reasonable judgment, with respect to the legal conclusions described in the Prospectus under the caption "Federal Income Tax
Considerations."

        In rendering such opinions, such counsel may (A) rely in respect of matters of fact upon certificates of the Companies and KSI and the officers of the General Partner and upon information obtained from public officials (provided that copies of such certificates and documents must be provided to you), and may assume that the signatures on all documents examined by such counsel are genuine, (B) state that their opinion is limited to federal laws and the laws of the States of Delaware, New York and Texas, excepting therefrom municipal, local and county ordinances and regulations, (C) state that in preparing the opinion set forth under paragraph (ii) such counsel has not consulted local counsel in any jurisdiction and as members of the bar of the States of Texas and New York, such counsel does not purport to be experts in the partnership laws of any other jurisdiction; except for the State of Texas, the opinion set forth in paragraph (ii) has been prepared based on such counsel's examination of the revised limited partnership act, which has been adopted in such states, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Companies may be subject, and (E) state that their opinion is furnished as special counsel for the Partnership, the General Partner and KSI to you, as representatives of the several Underwriters, and is solely for the benefit of the several Underwriters.

        (d) You shall have received on the Closing Date, an opinion of Richard Spellman, general counsel for the Partnership, the General Partner and KSI, dated the Closing Date and addressed to you, as Representatives of the several underwriters, substantially in the form of Exhibit B attached hereto.

        (e) You shall receive opinions of ______________, with respect to the State of Colorado, Foulston, Siefkin, Powers & Eberhardt, with respect to the State of Kansas, Woods & Aitken, [ _____________, with respect to the State of Oregon,] with respect to the State of Nebraska, Richardson, Groseclose, Kornmann & Wyly, with respect to the State of South Dakota, Vogel, Brantner, Kelly, Knutson, Weir & Bye, Ltd., with respect to the State of North Dakota, Gamble & Davis, with respect to the State of Iowa, [_____________, with respect to the State of Washington,] and _______________, with respect to the State of Wyoming, dated the Closing Date and addressed to you, as Representative of the several Underwriters, substantially in the form of Exhibit C attached hereto.

        (f) You shall have received on the Closing Date an opinion of Andrews & Kurth L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (xii), (xiv), (xv), (xix) and (xxvii) of Exhibit A and such other related matters as you may reasonably request.

        (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse, independent certified public accountants, substantially in the forms heretofore approved by you.

        (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Companies, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the partnership interests or capital stock of the Companies nor any material increase in the short term or long term debt of the Companies (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities taken as a whole;

(iv) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the limited partners of the Partnership, or the General Partner or the Partnership and the Operating Entities, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Partnership, the General Partner and KSI contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of KSI, the General Partner and by the General Partner on behalf of the Partnership (or such other officers as are acceptable to you), to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

        (i) None of the Partnership, the General Partner or KSI shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (j) Prior to commencement of the offering of the Units, the Units shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

        (k) Each of the Partnership, the General Partner and KSI shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement.

        (l) KPL shall have exchanged an aggregate of 1,000,000 Preference Units owned by it for a like number of Preference B Units;

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

        Any certificate or document signed by any officer of the General Partner, for its own account or on behalf of the Partnership, or KSI and delivered to you pursuant to the terms or requirements of this Agreement, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Partnership, the General Partner and KSI to each Underwriter as to the statements made therein.

        The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d),
(e) and (f) shall be revised to reflect the sale of Additional Units.

                11. Expenses. Each of the General Partner and KSI, jointly and severally, agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Partnership, the General Partner and KSI of any of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the New York Stock Exchange; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of the Partnership's, the General Partner's or any Operating Entities' representatives in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership's and General Partner's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership, the General Partner and KSI. It is understood, however, that, except as provided in Section 5(j), Section 9 and this Section 11 hereof, the Underwriters will pay all of their own costs and expenses associated with the offering of the Preference Units, including the fees of their counsel, transfer taxes on resale of any of the Preference Units by them, and any advertising expenses connected with any offers they may make.

                12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, when notification of the effectiveness of the registration statement or such post- effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Partnership, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Partnership.

                If any one or more of the Underwriters shall fail or refuse to purchase Firm Units which it or they have agreed to purchase hereunder, and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Units which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and KPL for the purchase of such Firm Units by one or more non-defaulting Underwriters or other party or parties approved by you and KPL are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or KPL. In any such case which does not result in termination of this Agreement, either you or KPL shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of KPL, purchases Firm Units which a defaulting Underwriter agreed, but failed or refused, to purchase.

                Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                13. Termination of Agreement. This Agreement shall be subject to termination without liability on the part of any Underwriter to the Partnership, the General Partner or KSI by notice to the Partnership, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Units at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Units by the Underwriters. Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the first, third and eighth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

        15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Partnership, the General Partner or KSI, at the office of the Partnership at 2435 N. Central Expressway, Suite 700, Richardson, Texas 75080 c/o Kaneb Pipe Line Company, Attention:
Edward D. Doherty, Chairman of the Board; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership, the General Partner, KSI and the directors and officers of the General Partner, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

        As the National Association of Securities Dealers, Inc. ("NASD") views the Preference Units as interests in a direct participation program, each Underwriter agrees that it will offer the Units in compliance with Article III,
Section 34 to the NASD Rules of Fair Practice ("Section 34"). In particular, each Underwriter agrees not to execute any transaction in a discretionary account without prior written approval of the transaction by the customer, and to comply with the disclosure and due diligence requirements set forth in subsections (A) and (B) of Section 4 of Section 34.

        16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement between the Partnership, the General Partner, KSI and the several Underwriters.

                                  Very truly yours,

                                  KANEB PIPE LINE PARTNERS, L.P.

                                  BY:  KANEB PIPE LINE COMPANY, ITS GENERAL
                                       PARTNER



                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________


                                       KANEB PIPE LINE COMPANY

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________



                                       KANEB SERVICES INC.

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
As Representatives of the Several Underwriters

By:      SMITH BARNEY INC.


         By:________________________

         Name:______________________

         Title:_______________________

                                   SCHEDULE I


                         KANEB PIPE LINE PARTNERS, L.P.


Underwriter                                        Number of
- -----------                                        Firm Units
                                                   ----------

Smith Barney Inc.                                  _______

PaineWebber Incorporated                           _______


Total                                              3,500,000
                                                   =========